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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation.

Date:  August 6, 2004

                                   NOVARTIS AG

                                   By: /s/ Peter Rupprecht
                                        -----------------------------------
                                       Name: Peter Rupprecht
                                       Title: Authorized Signatory

                                   By: /s/ Jorg Walther
                                       ------------------------------------
                                       Name: Jorg Walther
                                       Title: Authorized Signatory

                                   NOVARTIS PHARMA AG

                                   By: /s/ Robert E. Pelzer
                                       ------------------------------------
                                       Name: Robert E. Pelzer
                                       Title: General Counsel

                                   By: /s/ Joseph E. Mamie
                                       ------------------------------------
                                       Name: Joseph E. Mamie
                                       Title: Head Operational Treasury

                                   NOVARTIS BIOVENTURES LTD.

                                   By: /s/ Emil Bock
                                       ------------------------------------
                                       Name: Emil Bock
                                       Title: Member of the Board of Directors

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